EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-161919, 333-147799, 33-57503, 33-60157, 333-05463, 333-21007, 333-77765, 333-94451, 333-84478, 333-110541, 333-174159, 333-129335 and 333-207631) of Polaris Industries Inc. pertaining to our report dated March 31, 2016, with respect to the consolidated financial statements of TAP Automotive Holdings, LLC as of and for the year ended December 31, 2015 appearing in this Amendment No. 1 to Current Report on Form 8-K.

/s/ Moss Adams, LLP

Irvine, California
January 19, 2017